Exhibit 10.4
EXECUTIVE MANAGEMENT COMPENSATION PROGRAM
Program Description
Amended and Restated as of June 2, 2011

Objective	To provide a compensation structure that addresses the Company’s and the Federal Housing Finance Agency’s (“FHFA”) shared interests of motivating, retaining, and, in some instances, recruiting members of Executive Management while Freddie Mac is in conservatorship.
Effective Period	The Executive Management Compensation Program is intended to be effective for calendar years 2009, 2010, and thereafter as long as Freddie Mac remains in Conservatorship. The specific parameters of the Executive Management Compensation Program may be amended from time to time by the Compensation Committee of Freddie Mac’s Board of Directors (the “Committee”), if approved by FHFA after consulting with the U.S. Department of the Treasury (“Treasury”), as appropriate.
Covered Positions	Freddie Mac’s Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), Executive Vice Presidents (“EVPs”), and Senior Vice Presidents (“SVPs”), collectively referred to as “Executive Management,” and, individually referred to as a “Covered Officer.”
Covered Position Participation Requirement	Participation of a Covered Officer in the Executive Management Compensation Program is contingent upon the Covered Officer agreeing to be bound by the terms of the Executive Management Compensation Recapture Policy (the “Recapture Policy”) that has been approved by both the Committee and FHFA.
Composition of Total Direct Compensation	The total direct compensation (“TDC”) shall be comprised of two components, a “Base Salary” and a “Target Incentive Opportunity.” Two-thirds (2/3) of the TDC amount shall be delivered in Base Salary and one-third (1/3) of the TDC shall be delivered in a Target Incentive Opportunity. The TDC for all participants will be approved by the Committee, FHFA, or the CEO, as appropriate, as of the effective date of this program.

For an employee hired or promoted into a Covered Officer position subsequent to approval of the Executive Management Compensation Program, the Committee (for Executive Officers) or an Authorized Officer (for Non-Executive Officers) will recommend a TDC for such employee, which, for Executive Officers, will be subject to approval by FHFA after consulting with Treasury, as appropriate.
Adjustments to TDC	The Committee (for Executive Officers) or an Authorized Officer (for Non-Executive Officers) may recommend adjustments to TDC for Covered Officers. Any such recommendations for Executive Officers are subject to approval by FHFA after consulting with Treasury, as appropriate. An approved adjustment to a Covered Officer’s TDC shall become effective as of the date specified in the approval document.
Base Salary	The Base Salary will consist of two components. One component will be paid in cash on a semi-monthly basis during each calendar year (the “Semi-Monthly Base Salary”) and the other component will be earned on a semi-monthly basis during each calendar year, but subject to a deferral and payment schedule (the “Deferred Base Salary”) as discussed below.

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Effective Date for Base Salary

For each employee who was a Covered Officer as of January 1, 2009, the Semi-Monthly Base Salary and Deferred Base Salary will be effective retroactive to January 1, 2009, subject to the exception provided in the section “Semi-Monthly Base Salary” below. For an employee who is hired into a Covered Officer position after January 1, 2009, the Semi-Monthly Base Salary and Deferred Base Salary shall be pro-rated effective as of the date of hire. For an employee who is promoted after January 1, 2009 into either a Covered Position or a Covered Position with increased scope and responsibility, the Semi-Monthly Base Salary and Deferred Base Salary shall be pro-rated effective as of the date of promotion.
Semi-Monthly Base Salary	Semi-Monthly Base Salary for any Covered Officer cannot exceed $500,000, except for the CEO, COO, and CFO, or other exceptions as approved from time to time by FHFA. In those instances, the Semi-Monthly Base Salary will be the amount approved by FHFA after consultation with Treasury, as appropriate, as of the Covered Officer’s date of hire or promotion.

For any Covered Officer other than the CEO, COO, and CFO, with a Semi-Monthly Base Salary greater than $500,000 immediately prior to the adoption of the Executive Management Compensation Program, that Covered Officer’s Semi-Monthly Base Salary will be reduced to $500,000 effective January 1, 2010.

Form of Payout

Cash less applicable withholdings

Treatment of Base Salary Under Freddie Mac’s Benefit Plans

Semi-Monthly Base Salary will be considered compensation for purposes of the following Freddie Mac retirement or executive benefit plans that take base salary into consideration: the tax qualified Thrift/401(k) Savings Plan, the tax qualified Employees’ Pension Plan, the non-qualified Supplemental Executive Retirement Plan, the Executive Deferred Compensation Plan, and the following welfare benefit plans: (1) the Flexible Benefits Plan (for purposes of calculating FlexDollars); (2) the Group Term Life Insurance Plan; (3) the Group Universal Life Insurance Program; (4) the Long-Term Disability Plan; (5) the Accidental Death and Personal Loss Plan; and (6) the purchase and payout of vacation.
Deferred Base Salary	The portion of Base Salary that is not paid in Semi-Monthly Base Salary shall be delivered in the form of Deferred Base Salary. The Deferred Base Salary, which is earned on a semi-monthly basis during each calendar year, shall be deferred and paid according to the applicable Approved Payment Schedule below.

Approved Payment Schedule: Calendar Year 2009

Deferred Base Salary earned during each quarter of 2009 will be paid on the last business day of the corresponding quarter of 2010, provided the Covered Officer is actively employed by the Company on such payment date, or in the

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event that the Covered Officer dies, has a Long-Term Disability or Retires in 2010. For clarity, the 2009 Deferred Base Salary will not become non-forfeitable upon the Covered Officer’s death, Long-Term Disability or Retirement, as provided below under “Treatment Upon Termination” if such event occurs in 2009. The 2009 Deferred Base Salary will, however, become non-forfeitable, subject to the Recapture Policy, if such event occurs in 2010.

Approved Payment Schedule: Calendar Year 2010 and Subsequent Years

Fifty percent (50%) of Deferred Base Salary earned during each quarter of a calendar year will be paid in a fixed amount on the last business day of the corresponding quarter of the immediately following calendar year.

The amount that will be paid for the remaining fifty percent (50%) of Deferred Base Salary earned during each quarter of a calendar year will be determined by the Committee’s approved Deferred Base Salary funding level. The approved performance-based portion of the Deferred Base Salary funding level will be determined by the Committee’s assessment of the following:
1.	The Company’s performance against the objectives on the short-term incentive (“STI”) scorecard (i.e., for the STI plan applicable to employees at the level of Vice President and below for the performance year in which the performance-based portion of Deferred Base Salary is earned);
2.	All other relevant internal and external factors and non-STI scorecard developments that affect our corporate condition and mission fulfillment; and,
3.	Achievement of significant accomplishments beyond the STI scorecard objectives or adverse developments.
The approved funding level, expressed as a percentage that can range from 0% up to a maximum of 125%, will be equal to the aggregate amount of funds approved by the Committee for distribution to Covered Officers divided by the performance-based portion of Deferred Base Salary earned.

The amount of the performance-based portion of Deferred Base Salary that will be paid to a Covered Officer will be equal to the performance-based portion of Deferred Base Salary earned multiplied by Deferred Base Salary funding level.

For any Covered Officer for whom a separate division scorecard is approved by a Board committee, the performance-based portion of the Deferred Base Salary funding level will be based on the appropriate Board committee’s assessment of performance against such separate division scorecard.

The performance-based portion of the Deferred Base Salary earned during each quarter of a calendar year will be adjusted in a manner consistent with the approved Deferred Base Salary funding level, and will be paid on the last business day of the corresponding quarter in the immediately following calendar year.

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Form of Payout
Cash less applicable withholdings.
Treatment Under Freddie Mac’s Benefit Plans
Deferred Base Salary will be considered compensation for purposes of the Federal Home Loan Mortgage Corporation Supplemental Executive Retirement Plan (Thrift 401(k) and Pension SERP) when paid to an active Covered Officer, subject to the maximum described in “Impact on Freddie Mac’s Supplemental Executive Retirement Plan.”
Deferred Base Salary will not be considered compensation for purposes of any of Freddie Mac’s tax qualified retirement or executive benefit or welfare plans.
Target Incentive Opportunity	For each performance year, every Covered Officer will be provided an annual Target Incentive Opportunity, which will be equal to 1/3 of TDC.
Effective Date for 2009 Target Incentive Opportunity
For each employee who was in a Covered Officer position on January 1, 2009, the 2009 Target Incentive Opportunity will be effective retroactive to January 1, 2009 and will be equal to 1/3 of their TDC (i.e., the 2009 Target Incentive Opportunity will not be pro-rated).
For an employee who was hired into a Covered Officer position after January 1, 2009, the 2009 Target Incentive Opportunity shall be pro-rated based on their date of hire. For an employee who is promoted after January 1, 2009 into either a Covered Position or a Covered Position with increased scope and responsibility, the 2009 Target Incentive Opportunity shall be pro-rated effective as of the date of promotion.
Effective Date for Target Incentive Opportunity in 2010 and Subsequent Years
For each employee who is in a Covered Officer position as of January 1 of any calendar year, the Target Incentive Opportunity will be effective on January 1 of that calendar year and will be equal to 1/3 of their TDC.
For an employee who is hired into a Covered Officer position after January 1 of any calendar year, the Target Incentive Opportunity for that calendar year shall be pro-rated based on the date of promotion or hire. For an employee who is promoted after January 1 of any calendar year into either a Covered Position or a Covered Position with increased scope and responsibility, the Target Incentive Opportunity shall be pro-rated effective as of the date of promotion.
Target Incentive Opportunity Payouts
A Covered Officer will be eligible to be paid 50% of their annual Target Incentive Opportunity no later than March 15 of the calendar year immediately following the performance year (the “First Incentive Opportunity Payment”), and the remaining 50% no later than March 15 of the second calendar year immediately following the performance year (the “Second Incentive

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Opportunity Payment”).
2009 Target Incentive Opportunity (Payouts in 2010 and 2011)
The amount of the annual Target Incentive Opportunity that is actually paid will be determined by the aggregate amount of funds approved by the Committee for distribution to Covered Officers for each payment. In determining the aggregate amount of funds approved for distribution, which can be greater than, less than, or equal to the aggregate Target Incentive Opportunity for the Covered Officers, the Committee will take into account the following:
1.	The Company’s performance against the objectives on the long-term incentive (“LTI”) scorecard (i.e., for the LTI plan applicable to employees at the level of Vice President and below) for the LTI grant made in the same calendar year of the Covered Officers’ annual Target Incentive Opportunity;
2.	All other relevant internal and external factors and non-LTI scorecard developments that affect our corporate condition and mission fulfillment; and,
3.	Achievement of significant accomplishments beyond the LTI scorecard objectives or adverse developments.
The approved funding level, expressed as a percentage that can range from 0% up to a maximum of 120%, will be equal to the aggregate amount of funds approved by the Committee for distribution to Covered Officers divided by the aggregate Target Incentive Opportunity for those same Covered Officers.
First Incentive Opportunity Payment — The amount actually paid will be equal 50% of the Covered Officer’s annual Target Incentive Opportunity multiplied by the approved funding level for the first vesting.
Second Incentive Opportunity Payment — The amount actually paid will be equal to 50% of the Covered Officer’s annual Target Incentive Opportunity multiplied by the approved funding level for the second vesting.
For Covered Officers who are members of the Freddie Mac Management Committee on the date the Committee approves the funding level, the amount of the Target Incentive Opportunity that is paid is also subject to an assessment of division and/or individual performance as determined by the CEO, for Covered Officers other than the CEO. For the CEO, Freddie Mac’s Board of Directors conducts the assessment. This assessment can result in an increase or decrease to the amount payable of up to 25%. However, in no event can the aggregate amount paid to the Covered Officers who are members of the Management Committee for any First or Second Incentive Opportunity Payment exceed the aggregate Target Incentive Opportunities for those Covered Officers multiplied by the funding level.
2010 and Subsequent Year Target Incentive Opportunities
The Committee or the CEO will determine the actual amount that is paid to a Covered Officer (other than the CEO) for either the First or the Second

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Incentive Opportunity Payments based on: (i) the aggregate amount of funds approved by the Committee for distribution to Covered Officers for each payment, (ii) an assessment of individual, group or enterprise performance; and (iii) any other relevant factors. For the CEO, the Committee determines the actual amount to be paid based on the same factors, after obtaining and considering the views of the other non-management members of the Board.
In determining the aggregate amount of funds approved for distribution, which can be greater than, less than, or equal to the aggregate Target Incentive Opportunity for the Covered Officers, the Committee will take into account the following:
	1.	The Company’s performance against the objectives on the long-term incentive (“LTI”) scorecard (i.e., for the LTI plan applicable to employees at the level of Vice President and below) for the LTI grant made in the same calendar year of the Covered Officers’ annual Target Incentive Opportunity;
	2.	All other relevant internal and external factors and non-LTI scorecard developments that affect our corporate condition and mission fulfillment; and,
	3.	Achievement of significant accomplishments beyond the LTI scorecard objectives or adverse developments.
The actual amount paid to a Covered Officer for each of the First and Second Incentive Opportunity Payments can range from 0% to 150% of his/her Target Incentive Opportunity. However, in no event can the aggregate amount paid to the Covered Officers for any First or Second Incentive Opportunity Payment exceed the aggregate amount of funds approved for distribution.
Form of Payout
Cash less applicable withholdings
Treatment Under Freddie Mac’s Benefit Plans
The Target Incentive Opportunity will not be considered compensation for purposes of any Freddie Mac retirement benefit or welfare plans.
Impact on Freddie Mac’s Supplemental Executive Retirement Plan	The Supplemental Executive Retirement Plan (“SERP”) shall be modified effective January 1, 2010 to provide that the maximum covered compensation, for purposes of the plan, relative to Covered Officers only, may not exceed two times the Covered Officer’s Semi-Monthly Base Salary. It is the intent of Freddie Mac and FHFA that, upon the conclusion of Conservatorship, the definition of “compensation” for purposes of accruals under the SERP will revert to the definition of “compensation” in place prior to the amendment to the SERP made to conform its terms to this Executive Management Compensation Program.
Treatment Upon Termination: Semi-Monthly Base Salary	Under all termination events except death, Semi-Monthly Base Salary will terminate as of the date employment terminates. In the event of death, Semi-Monthly Base Salary will terminate at the end of the month in which the death occurs.

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Treatment Upon Termination: Deferred Base Salary	Death: If a Covered Officer’s employment is terminated due to death, any unpaid Deferred Base Salary will be paid as soon as administratively possible. If, at the time of the Covered Officer’s death, the Deferred Base Salary funding level has not been determined, the performance-based portion of Deferred Base Salary will remain outstanding until such determination is made. The actual amount paid for the performance-based portion will be determined by the approved Deferred Base Salary funding level.
The date on which the Committee approves the Deferred Base Salary funding level is referred to as the “Deferred Base Salary Determination Date.” Payment of any performance-based Deferred Base Salary will occur as soon as administratively possible after the Deferred Base Salary Determination Date.
Long-Term Disability: If a Covered Officer’s employment is terminated due to Long-Term Disability, the Covered Officer’s right to receive any unpaid Deferred Base Salary will become non-forfeitable, subject to the Recapture Policy, but will be paid no earlier than as called for in the Approved Payment Schedule above. The actual amount paid for the performance-based portion of Deferred Base Salary earned will be determined by the approved Deferred Base Salary funding level.
Retirement: If a Covered Officer terminates employment due to retirement (as defined in Definitions), the Covered Officer’s right to receive any unpaid Deferred Base Salary will become non-forfeitable, subject to the Recapture Policy, and the Deferred Base Salary will be paid no earlier than as called for in the Approved Payment Schedule above. The actual amount paid for the performance-based portion of Deferred Base Salary will be determined by the approved Deferred Base Salary funding level.
Involuntary Termination: If a Covered Officer is involuntarily terminated, any unpaid Deferred Base Salary will be forfeited unless the Committee (for Executive Officers) or an Authorized Officer (for non-Executive Officers) recommends that the Covered Officer receive either all or a portion of the unpaid Deferred Base Salary. The Committee’s recommendation for Executive Officers is subject to approval by FHFA after consulting with Treasury, as appropriate.
Voluntary Termination: If a Covered Officer voluntarily terminates employment, any unpaid Deferred Base Salary will be forfeited.
Treatment Upon Termination: Target Incentive Opportunity	Minimum Service Required: In order to be eligible to receive any portion of an annual Target Incentive Opportunity upon termination, a Covered Officer must have been employed for a minimum of four (4) whole calendar months during the performance year for which the incentive is being earned.

Death and Long-Term Disability: If a Covered Officer’s employment is terminated due to either death or Long-Term Disability, any earned but unpaid portion of the Target Incentive Opportunity will be paid as soon as administratively possible following the date of death or the first day of Long-Term Disability. The actual amount that is paid will be determined consistent with the process under Target Incentive Opportunity Payouts.

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If, at the time of the Covered Officer’s death or Long-Term Disability, the Target Incentive Opportunity funding level has not been determined, the award will remain outstanding until such determination is made. As soon as administratively possible after the Target Incentive Opportunity Payment Determination Date (which is the date on which the Committee approves the LTI funding level), but no later than March 15 of the calendar year following each calendar year performance period, the Covered Officer, or the Covered Officer’s beneficiary(ies), will receive all unpaid portions of their Target Incentive Opportunity determined consistent with the process under Target Incentive Opportunity Payouts.
Retirement: If a Covered Officer terminates employment due to Retirement (as defined in Definitions), any earned but unpaid portion of the Target Incentive Opportunity will be paid as soon as administratively possible. The actual amount paid will be determined consistent with the process under Target Incentive Opportunity Payouts.
If, at the time of the Covered Officer’s termination, performance against the performance measure(s) has not been determined, the Target Incentive Opportunity will remain outstanding until the Target Incentive Opportunity Payment Determination Date. As soon as administratively possible after the Target Incentive Opportunity Determination Date, but no later than March 15 of the calendar year following each calendar year performance period, the Covered Officer’s right to receive a pro-rata payment shall become non-forfeitable, subject to the Recapture Policy. The Covered Officer is eligible to receive a pro-rata payment for the performance year in which the Covered Officer was employed. If the Covered Officer is employed for less than four (4) whole calendar months during a performance year, the Covered Officer will forfeit the Target Incentive Opportunity payment for that performance year. The pro-rata payment shall be calculated using the following methodology:
Step 1. The number of whole months employed during the applicable performance year (minimum of four months required)
Step 2. Divided by twelve (12), the number of whole months in the performance year
Step 3. Multiplied by 50% of the Covered Officer’s annual Target Incentive Opportunity and adjusted consistent with the process under Target Incentive Opportunity Payouts.
The above formula will be applied separately to each of the of the performance years for which a Covered Officer is eligible for a pro-rata payment of the Target Incentive Opportunity.
Involuntary Termination: If a Covered Officer is involuntarily terminated, any unpaid portion of the Target Incentive Opportunity will be forfeited unless the Committee (for Executive Officers) or an Authorized Officer (for non-Executive Officers) recommends that the Covered Officer receive either all or a portion of the unpaid Target Incentive Opportunity. The Committee’s recommendation for Executive Officers is subject to approval by FHFA after consulting with Treasury, as appropriate.

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Voluntary Termination: If a Covered Officer voluntarily terminates employment, any unpaid portion of the Target Incentive Opportunity will be forfeited.
Additional Forfeiture Provision	Upon a “Forfeiture Event” (as defined in Definitions), any unearned or any unpaid Total Incentive Opportunity will be cancelled and the Covered Officer or former Covered Officer will be required to immediately repay Freddie Mac the gross value of the Target Incentive Opportunity that was paid during the 12 month period immediately prior to the Forfeiture Event.

In the event that a repayment is triggered under a current or former Covered Officer’s Recapture Policy, any earned but unpaid amounts that are subject to recapture under the terms of the Recapture Policy will be forfeited.
Regulatory Approval and Reservation of Rights	Actual payment of any Deferred Base Salary or any Target Incentive Opportunity at the time of termination is conditioned on the prior approval of FHFA at the time of any proposed payment.

Freddie Mac reserves the right, subject to FHFA approval, to modify the terms and conditions set forth herein so long as such modifications reasonably and in good faith are not detrimental to the rights of the employee.
The terms of this program are subject to and shall be construed in accordance with applicable law and any applicable regulation, guidance or interpretation issued by FHFA or Treasury.
Definitions	Authorized Officers: Those officers deemed Authorized Officers in the Board of Directors resolution delegating authority to management on human resources matters, as may be amended or restated from time to time.
Executive Officer: Those officers defined as Executive Officers in the Compensation Committee Charter then in effect.
Forfeiture Event: A Forfeiture Event shall mean the Covered Officer or former Covered Officer directly or indirectly seeks or accepts employment with, or provides professional services to, a “Competitor” in violation of any non-competition covenant agreement between the Covered Officer and Freddie Mac in effect as of the date the Covered Officer receives a Target Incentive Opportunity.
Long-Term Disability: A Long-Term Disability shall be as defined in Freddie Mac’s Long-Term Disability Plan.
Retirement: A Covered Officer is eligible to retire when s/he has attained or exceeded the Normal Retirement Age in the Freddie Mac Employees’ Pension Plan, which is currently 65 years of age.